Exhibit 10.7
To subscribe for Units in the private offering of
BLACK NICKEL ACQUISITION CORP. I
In connection with the merger and reorganization of
Black Nickel Acquisition Corp. I
and
InferX Corporation
1.	Date and Fill in the number of Units being subscribed for and Complete and Sign the Omnibus Signature Page included in the Subscription Agreement.
2.	Initial and sign the Accredited Investor Certification attached to this Subscription Agreement.
3.	Fax all forms to Mr. Scott Parliament at (703) 917-0563 and then send all signed original documents with your original bridge note (if applicable) to:
Mr. Scott Parliament
InferX Corporation
1600 International Drive
Suite 110
McLean, VA 22102
4.	To make your subscription payment by cancellation of existing indebtedness of InferX under certain outstanding bridge notes, please note your intent to do so on Omnibus Signature Page included in the Subscription Agreement and deliver your original bridge note to Mr. Parliament as directed above.

Otherwise, for wiring funds directly to the escrow account,

see the following instructions:

Acct. Name:

Bank Name:
ABA Number:
A/C Number:
FBO:	Subscriber Name
Social Security Number
Address
Memo:	InferX Corporation
     Questions regarding completion of the subscription documents or obtaining a copy of the financial statements should be directed to Mr. Scott Parliament at sparliament@inferx.com, (703) 917-0880 x235 or (703) 300-0369. ALL SUBSCRIPTION DOCUMENTS MUST BE FILLED IN AND SIGNED EXACTLY AS SET FORTH WITHIN.

SUBSCRIPTION AGREEMENT
FOR
BLACK NICKEL ACQUISITION CORP. I
In connection with the merger and reorganization of
Black Nickel Acquisition Corp. I
and
InferX Corporation
Black Nickel Acquisition Corp. I
c/o InferX Corporation
1600 International Drive
Suite 110
McLean, VA 22102
Ladies and Gentlemen:
     1. Subscription. Each Subscriber will purchase in the private placement offering (the “Offering”) the number of units (the “Units”) of Black Nickel Acquisition Corp. I (the “Company”) set forth on the signature page to the Subscription Agreement at a purchase price of $0.50 per Unit. Each Unit consists of (i) one share of the Company’s Common Stock, par value $0.001 per share ( (the “Common Stock”); (ii) a Class A Warrant in substantially the form annexed hereto as Exhibit C (each a “Class A Warrant” and collectively the “Class A Warrants”) to purchase one share of Common Stock at an initial exercise price of $0.50 per share; and (iii) a Class B Warrant in substantially the form annexed hereto as Exhibit D (each a “Class B Warrant” and collectively the “Class B Warrants”) to purchase one share of Common Stock at an initial exercise price of $0.62 per share. The Class A Warrants and the Class B Warrants are sometimes referred to collectively hereafter as the “Warrants.” The subscription for the Units will be made in accordance with and subject to the terms and conditions of this Subscription Agreement and the Company’s Confidential Private Placement Memorandum dated October 9, 2006 (the “Memorandum”).
     The Units are being offered on a “best efforts all-or-none” basis for 500,000 Units ($250,000) (the “Minimum Amount”) and thereafter on a “best efforts” basis up to 2,000,000 Units ($1,000,000) (the “Maximum Amount”) solely to “accredited investors” (as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)). The minimum investment amount that may be purchased by a Subscriber is 20,000 Units ($10,000) (the “Minimum Investor Purchase”); provided however, the Company, in its sole discretion, may accept a Subscriber subscription for an amount less than the Minimum Investor Purchase.
     The Offering is being conducted by the Company in connection with the proposed merger (the “Merger”) between the Company’s wholly-owned subsidiary, InferX Acquisition Corp., and InferX Corporation, a Virginia corporation (“InferX”), pursuant to which InferX will become a wholly-owned subsidiary of the Company and the shareholders of InferX will become shareholders of the Company. The consummation of the Merger is a condition precedent to the initial closing of the Offering. The Memorandum contains additional information on the proposed Merger.
     The Common Stock included in the Units (the “Shares”) and the Common Stock obtained upon exercise of the Warrants (the “Warrant Shares”) are entitled to certain registration rights as provided in a Registration Rights Agreement (the “Registration Rights Agreement”) among the Company, the Subscribers and certain other shareholders of the Company. The form of the Registration Rights Agreement is annexed hereto as Exhibit B. The Memorandum contains additional information on such registration rights.

     The terms of the Offering are more completely described in the Memorandum. Capitalized terms used, but not otherwise defined, herein will have the respective meanings provided in the Memorandum.
     2. Payment. The Subscriber encloses herewith his original bridge note(s) in the principal amount of, or will immediately make a wire transfer payment to, “Seyfarth Shaw LLP, as Escrow Agent for Black Nickel Acquisition Corp. I” (or a combination of the foregoing) in the full amount of the purchase price of the Units being subscribed for. Together with the original bridge note(s) in the principal amount of, and/or wire transfer of, the full purchase price, the Subscriber is delivering a completed and executed Omnibus Signature Page to this Subscription Agreement and the Registration Rights Agreement, along with a completed and executed Accredited Investor Certification.
     3. Deposit of Funds; Offering Period; Return of Funds. All payments made as provided in Section 2 hereof will be deposited by the Company as soon as practicable with Seyfarth Shaw LLP, as escrow agent (the “Escrow Agent”) or such other escrow agent appointed by the Company, in a non-interest bearing escrow account (the “Escrow Account”). In the event that the Company does not (i) consummate the Merger and (ii) effect a closing (the “Closing”) on or before October 20, 2006 (the “Initial Offering Period”), which period may be extended by the Company for up to an additional 120 days (this additional period and together with the Initial Offering Period will be referred to as the “Offering Period”), the Escrow Agent will refund all subscription funds, without deduction and/or interest accrued thereon, and will return the subscription documents to the Subscriber. If the Company rejects a subscription, either in whole or in part (which decision is in its sole discretion), the rejected subscription funds or the rejected portion thereof will be returned promptly to such subscriber without interest accrued thereon.
     4. Acceptance of Subscription. The Subscriber understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for the Units, in whole or in part, notwithstanding prior receipt by the Subscriber of notice of acceptance of this or any other subscription. The Company will have no obligation hereunder until the Company executes and delivers to the Subscriber an executed copy of this Subscription Agreement. If Subscriber’s subscription is rejected in whole or the Offering is terminated, all funds received from the Subscriber will be returned without interest, penalty, expense or deduction, and this Subscription Agreement will thereafter be of no further force or effect. If Subscriber’s subscription is rejected in part, the funds for the rejected portion of such subscription will be returned without interest, penalty, expense or deduction, and this Subscription Agreement will continue in full force and effect to the extent such subscription was accepted.
     5. Representations and Warranties of the Company. The Company hereby acknowledges, represents, warrants, and agrees, as of the date of acceptance of this Subscription Agreement, as follows:
     (a) Organization and Corporate Power. (i) The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the this Subscription Agreement (a “Material Adverse Effect”). The Company has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company is not in default under or in violation of any provision of the Company Charter or Bylaws.

          (ii) InferX Corporation is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Virginia, and upon the consummation of the Merger will be a wholly-owned subsidiary of the Company. InferX Corporation is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on InferX. InferX Corporation has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. InferX Corporation is not in default under or in violation of any provision of the its Charter or Bylaws.
     (b) Capitalization. The capitalization of the Company is as set forth in the Memorandum. All issued and outstanding shares of the Company stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Memorandum there are no outstanding or authorized subscriptions, options, warrants, plans or other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or other securities of the Company, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company. Except as set forth in the Memorandum, there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. The Company has duly and validly authorized and reserved (i) 2,000,000 shares of Common Stock for issuance upon exercise of the Class A Warrants and (ii) 2,000,000 shares of Common Stock for issuance upon exercise of the Class B Warrants and the shares of Common Stock so issued will, when issued upon exercise, be validly issued, fully paid and non-assessable. As of the Closing and after giving effect to the transactions contemplated hereby, other than as set forth in the Memorandum, there are (A) no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of the Company’s capital stock, (B) no rights to have the Company’s capital stock registered for sale to the public in connection with the laws of any jurisdiction and (C) no documents, instruments or agreements relating to the voting of the Company’s voting securities or restrictions on the transfer of the Company’s capital stock.
     (c) Authorization. The Company has the corporate power and authority to execute and deliver this Subscription Agreement and to perform its obligations hereunder. The execution and delivery of this Subscription Agreement, the performance by the Company of this Subscription Agreement and the consummation by the Company of the transactions contemplated hereby, the sale and delivery of the Units, the Shares, the Class A Warrants and the Class B Warrants and, upon conversion of the Warrants, the issuance and delivery of the Warrant Shares, have been duly and validly authorized by all necessary corporate action on the part of the Company. This Subscription Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     (d) Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the execution and delivery of this Subscription Agreement by the Company, the sale and delivery of the Units, the Shares, the Class A Warrants and the Class B Warrants and, upon exercise of the Warrants, the issuance and delivery of the Warrant Shares, and the consummation by the Company of the transactions contemplated hereby, will not: (i) conflict with or violate any provision of the Company Charter or the Bylaws; (ii) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any Governmental entity, other than any filing, permit, authorization, consent or approval required pursuant to federal or state securities laws, or which if not made or obtained would not have a Material Adverse Effect on the Company; (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, except for any conflict, breach, default, acceleration, right to accelerate, termination, modification, cancellation, notice, consent or waiver that would not reasonably be expected to have a Material Adverse Effect on the Company; (iv) result in the imposition of any liens, claims, options, charges, pledges, security interests, mortgages, encumbrances or other restrictions of any nature (“Encumbrances”) upon any assets of the Company; or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its properties or assets, other than such conflicts, violations, defaults, breaches, cancellations or accelerations referred to in clauses (i) through (v) (inclusive) hereof which would not have a Material Adverse Effect on the Company.
     (e) Subsidiaries. Except as disclosed in the Memorandum, the Company does not have any direct or indirect subsidiaries or any equity interest in any other firm, corporation, membership, joint venture, association or other business organization.
     (f) Financial Statements. The Company has available, and upon the request to the Company and at the Company’s expense, the Company shall deliver via overnight courier or electronic delivery (at the Subscriber’s choice) the consolidated unaudited balance sheet, statement of operations and statement of cash flows as of June 30, 2006 (the “Balance Sheet Date”) and the consolidated audited balance sheets, statements of operations and statements of cash flows for the years ended December 31, 2005 and 2004, of the Company and its subsidiary, InferX. Such financial statements (collectively, the “Financial Statements”) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly and accurately present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company; provided, however, that the Financial Statements referred to above are subject to normal recurring year-end adjustments (which will not in the aggregate be material).
     (g) Absence of Certain Changes. Except as otherwise provided in the Memorandum, since the Balance Sheet Date, the Company, including InferX, has conducted its business as ordinarily conducted consistent with past practice and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in any Material Adverse Effect on the Company.
     (h) Undisclosed Liabilities. Except as otherwise provided in the Memorandum, the Company, including InferX, has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (i) liabilities accrued, reflected, reserved against on the Financial Statements, (ii) liabilities which have arisen since the Balance Sheet Date, in the ordinary course of business, (iii) contractual or statutory liabilities incurred in the ordinary course of business, and (iv) liabilities which would not have a Material Adverse Effect on the Company.

     (i) No Defaults. Neither the Company nor InferX (i) is in default under, or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or InferX under), nor has the Company or InferX received notice of a claim that it is in default under or that it is in violation of, any indenture, mortgage, decree, lease, license, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, and (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i), (ii) and (iii) as would not result in a Material Adverse Effect. Neither the Company nor InferX has received any written notice of any violation of or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety and health, federal securities laws, equal employment opportunity, consumer protection, credit reporting, “truth-in-lending”, and warranties and trade practices) applicable to its business, the violation of, or noncompliance with, which would have a Material Adverse Effect on the Company’s or InferX’s business or operations, and neither the Company nor InferX knows of any facts or set of circumstances which would give rise to such a notice. The execution, delivery, and performance of this Subscription Agreement and the related subscription documents, and the consummation of the transactions contemplated thereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract, or an event which results in the creation of any Encumbrance upon any assets of the Company or InferX, or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company or InferX, its business or operations, or any of its assets or properties, except as would not reasonably be expected to have a Material Adverse Effect.
     (j) Brokers’ Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, investment banking firm, finder or agent with respect to the transactions contemplated by this Subscription Agreement.
     (k) Disclosure. No representation or warranty by the Company contained in this Subscription Agreement and/or in the Memorandum contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein not misleading.
     6. Representations and Warranties of the Subscriber. The Subscriber hereby acknowledges, represents, warrants, and agrees as follows:
     (a) Acknowledgment of Exempt Offering. None of the Units, the Shares, the Warrants nor the Warrant Shares (collectively, the “Securities”), are registered under the Securities Act or any state securities laws. The Subscriber understands that the Offering and sale of the Units is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated under the Securities Act, based, in part, upon the representations, warranties and agreements of the Subscriber contained in this Subscription Agreement.
     (b) Receipt of Documents. The Subscriber and the Subscriber’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, “Advisors”), have received the Memorandum with all appendices thereto including, without limitation, the Registration Rights Agreement, the Warrants, and all other documents requested by the Subscriber or its Advisors, if any, have carefully reviewed them and understand the information contained therein, prior to the execution of this Subscription Agreement.
     (c) No Review by SEC or other Regulatory Authority. Neither the Securities and Exchange Commission (“SEC”)) nor any state securities commission has approved the Units or any of the

Securities, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the Memorandum. The Memorandum has not been reviewed by any federal, state or other regulatory authority.
     (d) Opportunity to obtain Information. The Subscriber and its Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Units and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered by the Company to the full satisfaction of the Subscriber and its Advisors, if any.
     (e) Reliance on Memorandum and Subscription Agreement in Making Investment Decision. In evaluating the suitability of an investment in the Company, the Subscriber has not relied upon any representation or other information (oral or written) other than as stated in the Memorandum or in this Subscription Agreement. No oral or written representations have been made, or oral or written information furnished, to the Subscriber or its Advisors, if any, in connection with the Offering which are in any way inconsistent with the information contained in the Memorandum.
     (f) No General Solicitation. The Subscriber is unaware of, is in no way relying on, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or over the Internet, in connection with the Offering and is not subscribing for Units and did not become aware of the Offering through or as a result of any seminar or meeting to which the Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to the Subscriber in connection with investments in securities generally.
     (g) Broker’s Fees. The Subscriber has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby.
     (h) Investment Experience. The Subscriber, either alone or together with its Advisors, if any, have such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable them to utilize the information made available to them in connection with the Offering of the Units to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto.
     (i) No Financial or Tax Advice by Company. The Subscriber is not relying on the Company or its employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Units, and the Subscriber has relied on the advice of, or has consulted with, only its own Advisors.
     (j) Investment Purpose. The Subscriber is acquiring the Securities solely for such Subscriber’s own account for investment and not with a view to resale or distribution thereof, in whole or in part. The Subscriber has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any of the Securities and the Subscriber has no plans to enter into any such agreement or arrangement.

     (k) Suitability of Investment. The purchase of the Units represents high risk capital and the Subscriber is able to afford an investment in a speculative venture having the risks and objectives of the Company. The Subscriber must bear the substantial economic risks of the investment in the Units indefinitely because none of the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends will be placed on the Securities to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s stock record books. The Company has agreed that purchasers of the Units will have, with respect to the Shares and the Warrant Shares, the registration rights described in the Registration Rights Agreement. Notwithstanding such registration rights, none of the Securities are currently traded or quoted on any securities exchange or other trading medium, and such trading market is not likely to exist in the near future.
     (l) Accredited Investor. The Subscriber is an “accredited investor” as that term is defined in Regulation D under the Securities Act, and has truthfully and accurately completed the Accredited Investor Certification annexed hereto as Exhibit A, and the address set forth on the signature page is his, her or its bona fide address and accurately reflects the state of residency.
     (m) Authorization. The Subscriber: (i) if a natural person, represents that the Subscriber has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Units, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Subscriber is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Subscriber is a party or by which it is bound;
     (n) Accuracy of Information Provided by Subscriber. The Subscriber represents to the Company that any information which the undersigned has heretofore furnished or is furnishing herewith to the Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with the Offering as described in the Memorandum. The Subscriber further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Securities.
     (o) Forward Looking Statements. The Subscriber acknowledges that any estimates or forward-looking statements or projections included in the Memorandum were prepared by the Company in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed, will not be updated by the Company and should not be relied upon.

     (p) Representation by ERISA Plans. The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Subscriber or Plan fiduciary (i) is responsible for the decision to invest in the Company; (ii) is independent of the Company and any of its affiliates; (iii) is qualified to make such investment decision; and (iv) in making such decision, the Subscriber or Plan fiduciary has not relied on any advice or recommendation of the Company or any of its affiliates.
     (q) No Short Positions. The Subscriber hereby represents, warrants, agrees and covenants to and with the Company that the Subscriber has not, directly, and/or indirectly, previously had and/or maintained and/or currently has, and/or in the future will not make or maintain a “short” position in the Company’s securities and will not encourage and/or facilitate the same by any third party.
     (r) Omnibus Execution of Agreements. The Subscriber represents and warrants that Subscriber understands that by executing this Subscription Agreement the Subscriber is bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each such separate agreement, was separately executed by the Subscriber.
     7. Conditions to Obligations of Subscriber. Subscriber’s obligation to purchase and pay for the Units and to consummate the other transactions contemplated hereby is subject to compliance by the Company with the agreements herein contained and to the fulfillment to Subscriber’s satisfaction, or the waiver by the Subscriber, on or before the closing date for the sale of the Units to Subscriber (the “Closing Date”), of the following conditions:
     (a) Satisfaction of Conditions. The representations and warranties of the Company contained in Section 5 hereof shall be true and correct on and as of the Closing Date and each of the conditions specified in this Section 7 shall have been satisfied or waived in writing by Subscriber.
     (b) Delivery of Documents. The Company shall have executed and delivered to the Subscriber, within a reasonable period of time after the Closing Date, the following:
(i)	Certificates evidencing the Shares;

(ii)	The Warrants;

(iii)	A copy of this Subscription Agreement executed by the Company; and

(iv)	A copy of the Registration Rights Agreement executed by the Company.
     8. Conditions to Obligations of the Company. The obligation of the Company to consummate the sale of the Units to the Subscriber and the other transactions contemplated hereby is subject to the fulfillment, prior to or on the Closing Date, of the following conditions precedent.
     (a) Satisfaction of Conditions. The representations and warranties of the Subscriber contained in Section 6 hereof shall be true and correct on and as of the Closing Date and each of the conditions specified in this Section 8 shall have been satisfied or waived in writing by Subscriber.

     (b) Delivery of Documents and Funds. The Subscriber shall have executed and delivered to the Company, prior to the Closing Date, the following:
     (i) A copy of this Subscription Agreement with the Omnibus Signature Page (signatures for Subscription Agreement and Registration Rights Agreement) completed and executed by the Subscriber;
     (ii) A copy of the Accredited Investor Certification completed and executed by the Subscriber; and
     (iii) Good and clear funds in the amount of the purchase price of the Units being subscribed for by the Subscriber.
     9. Survival; Indemnification.
     (a) Survival of Representations, Warranties and Covenants. All covenants, agreements, representations and warranties of the Company and the Subscriber made herein shall be deemed to have been relied upon by the party or parties to whom they are made and shall survive the Closing Date for a period of one (1) year (the “Survival Period”) regardless of any investigation on the part of such party or its representatives and shall bind the parties’ successors and assigns (including, without limitation, any successor to the Company by way of acquisition, merger or otherwise), whether so expressed or not, and, except as otherwise provided in this Subscription Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Subscriber’s successors and assigns and to their transferees of Securities, whether so expressed or not; provided, that any claim for indemnification made prior to the expiration of such Survival Period shall survive thereafter and, as to any such claim, such expiration will not affect the rights to indemnification of the party making such claim.
     (b) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Subscriber and its affiliates and each of their respective partners, members, stockholders, directors, officers, employees, attorneys and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against the Subscriber or such other indemnified persons in any manner relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants or agreements by the Company contained herein or in any certificate or document delivered pursuant hereto or otherwise relating to or arising out of the transactions contemplated hereby.
     (c) Indemnification by the Subscriber. The Subscriber agrees to indemnify and hold harmless the Company and its affiliates and their respective partners, members, stockholders, directors, officers, employees, attorneys and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against the Company or such other indemnified persons in any manner relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants or agreements by the Subscriber contained herein or in any certificate or document delivered pursuant hereto or otherwise relating to or arising out of the transactions contemplated hereby.

     10. Irrevocability; Binding Effect. The Subscriber hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Subscriber, except as required by applicable law, and that this Subscription Agreement will survive the death or disability of the Subscriber and will be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder will be joint and several and the agreements, representations, warranties and acknowledgments herein will be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.
     11. Blue Sky Qualification. The purchase of Units under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable federal and state securities laws. The Company will not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company will be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.
     12. General.
     (a) Amendments, Waivers and Consents. For purposes of this Subscription Agreement, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision. No amendment to this Subscription Agreement may be made without the written consent of the Company and the Subscriber.
     (b) Legend on Securities. The Company and the Subscriber acknowledge and agree that the following legend (or one substantially similar thereto) shall be typed on each certificate evidencing any of the Securities issued hereunder held at any time by the Subscriber, until such time that such Securities have been registered under the Securities Act or may be removed pursuant to Rule 144 promulgated under the Securities Act:
     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.
     (c) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of Delaware without regard to the principles thereof relating to conflict of laws.
     (d) Confidentiality. The Subscriber acknowledges and agrees that any information or data the Subscriber has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence (the “Confidential Information”). Any distribution of the Confidential Information to any person other than the Subscriber named above, in whole or in part, or the reproduction of the Confidential Information, or the divulgence of any of its contents (other than to the Subscriber’s tax and financial advisers, attorneys and accountants, who will likewise be required to maintain the confidentiality of the Confidential Information) is unauthorized, except that the Subscriber (and each employee, representative, or other agent of such Subscriber) may disclose to any and all persons, without limitations of any kind (except as provided in the next sentence) the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Subscriber relating to such tax treatment and tax structure.

Any such disclosure of the tax treatment, tax structure and other tax-related materials shall not be made for the purpose of offering to sell the securities offered hereby or soliciting an offer to purchase any such securities. Except as provided above with respect to tax matters, the above named Subscriber, agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Subscription Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information of the Company, including any technical, trade or business secrets of the Company and any technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and Confidential Information obtained by or given to the Company about or belonging to third parties.
     (e) Counterparts. This Subscription Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.
     (f) Notices and Demands. Any notice or demand which is required or provided to be given under this Subscription Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to:
if to the Company, at such address designated by the Company to the Subscriber in writing, with a copy to Seyfarth Shaw LLP, 815 Connecticut Avenue, N.W., Suite 500, Washington, D.C. 20006, Attn: Ernest M. Stern, Esq., Telecopier: (202) 828-5393; and
if to the Subscriber, at the Subscriber’s address set forth on the signature page to this Subscription Agreement.
     (g) Severability. Whenever possible, each provision of this Subscription Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Subscription Agreement.
     (h) Assignability. Any rights of the Subscriber that by their terms relate to the Securities purchased by the Subscriber hereunder are transferable to each transferee who receives any of such Securities through a valid and legal transfer thereof. Each such transferee must consent in writing to be bound by the terms and conditions of this Subscription Agreement in order to acquire such transferable rights. The Company may transfer its rights hereunder to any affiliate or successor in interest.
     (i) Integration. This Subscription Agreement, including the exhibits, documents and instruments referred to herein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
     (j) Payment of Fees. Each of the parties hereto will pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

     (k) Omnibus Signature Page. This Subscription Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement. Accordingly, pursuant to the terms and conditions of this Subscription Agreement and such related agreements it is hereby agreed that the execution by the Subscriber of this Subscription Agreement, in the place set forth herein, will constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such agreements were separately signed.
[SIGNATURE PAGE FOLLOWS]

BLACK NICKEL ACQUISITION CORP. I
OMNIBUS SIGNATURE PAGE TO
SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT
In connection with the merger and reorganization of
Black Nickel Acquisition Corp. I and InferX Corporation
Subscriber hereby elects to purchase a total of ___Units at a price of $0.50 per Unit (NOTE: to be completed by the Subscriber) and agrees to all of the terms and conditions of this Subscription Agreement and the Registration Rights Agreement referred to herein.
Date (NOTE: To be completed by the Subscriber): ___, 2006
If you are paying all or portion of the purchase price by cancellation of bridge note(s), please check the following box and indicate the aggregate principal amount of the bridge note(s) being cancelled: ☐ $
If the Subscriber is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Subscriber(s)	Signature

Date	Address
If the Subscriber is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Partnership,	Federal Taxpayer
Corporation, Limited	Identification Number
Liability Company or Trust

By:
Name:	State of Organization
Title:

Date	Address
ACCEPTED BY:
BLACK NICKEL ACQUISITION CORP. I

By:
Name:
Title:

EXHIBIT A
Accredited Investor Certification

EXHIBIT B
Registration Rights Agreement

EXHIBIT C
Form of Class A Warrant

EXHIBIT D
Form of Class B Warrant